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                                                                       EXHIBIT 1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         This FIRST AMENDMENT TO RIGHTS AGREEMENT (the "Amendment") is entered into as of February 22, 2000 by and between PAIRGAIN TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and U.S. STOCK TRANSFER CORP., a California banking corporation, as Rights Agent (in such capacity, the "Rights Agent").

                                    RECITALS:

         A. The Company and the Rights Agent are parties to that certain Rights Agreement, dated as of December 3, 1998 (the "Rights Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Rights Agreement; and

         B. The Company proposes to enter into an Agreement and Plan of Merger, dated as of February 22, 2000 (the "Merger Agreement"), by and among the Company, ADC Telecommunications, Inc., a Minnesota corporation ("Parent") and Roman Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"), and as a result of which Merger each share of common stock, par value $.0005 per share, of the Company (the "Common Stock") which is issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.43 shares of common stock of Parent, on the terms and subject to the conditions set forth in the Merger Agreement; and

         C. Parent and certain stockholders of the Company propose to enter into a Voting Agreement, dated as of February 22, 2000 (the "Voting Agreement"), pursuant to which such stockholders will agree to vote in favor of the approval and adoption of the Merger Agreement and the Merger (the "Voting Agreement"), and the Company and Parent propose to enter into a Stock Option Agreement, dated as of February 22, 2000, (the "Option Agreement"), pursuant to which the Company will grant Parent an option to acquire shares representing up to 19.9% of the issued and outstanding shares of Common Stock on the terms and subject to the conditions set forth in the Option Agreement; and

         D. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises, subject to the execution and delivery of the Merger Agreement, the Voting Agreement and the Option Agreement, the parties hereby amend the Rights Agreement as follows:

         1. The definition of "Acquiring Person" in Section 1 of the Agreement shall be amended by inserting the following at the end of such definition:


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         "Notwithstanding the foregoing or any provision to the contrary in this
         Agreement, none of ADC Communications, Inc., a Minnesota corporation ("Parent"), Roman Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), or any of their respective subsidiaries, Affiliates or Associates shall be deemed an Acquiring Person pursuant to this Agreement solely by virtue of the approval, execution or delivery of the Agreement and Plan of Merger of even date herewith among Parent, Merger Sub and the Company (the
         "Merger Agreement") or the consummation of the transactions contemplated by the Merger Agreement, including the Merger (as defined in the Merger Agreement), the approval, execution or delivery of the ancillary agreements relating to the Merger, including the Option Agreement and the Voting Agreement (as such are defined in the Merger Agreement) (collectively, the "Related Agreements"), the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."



         2. The definition of "Shares Acquisition Date" in Section 1 of the Rights Agreement shall be amended by inserting the following at the end of such definition:

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Shares Acquisition Date shall not occur solely by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger, the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."



         3. Section 3(a) of the Rights Agreement shall be amended by inserting the following at the end of Section 3(a):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur solely by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger, the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."


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         4. Section 11(a) of the Rights Agreement shall be amended by inserting the following at the end of the last sentence of Section 11(a)(ii):

         "; provided, further, that the provisions of this Section 11(a) shall be inapplicable to, and shall not be triggered by, the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger, the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."



         5. Section 13(a) of the Rights Agreement shall be amended by inserting the following at the end of Section 13(a):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, this Section 13 shall not be triggered by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger, the approval, execution or delivery of the Related Agreements, the consummation of the transactions contemplated by the Related Agreements or the exercise by the parties thereto of their respective rights under the Related Agreements, or any public announcement of the foregoing."



         6. Section 23 of the Rights Agreement shall be amended by inserting the following as paragraph (d) thereof:

         (d) "Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate and be of no further force and effect immediately upon the Effective Time (as defined in the Merger Agreement) and the Rights shall thereupon be canceled without the payment of any consideration to the holders of the Rights, including, without limitation, the Redemption Price."



         7. This Amendment shall be deemed to be entered into under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         9. Except as amended hereby, all of the terms and conditions of the Rights Agreement are hereby ratified and confirmed.


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         10. This Amendment shall constitute an amendment entered into in accordance with the terms and provisions of Section 27 of the Rights Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Rights Agreement as of the day and year first above written.

                                    PAIRGAIN TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By:     /s/  ROBERT R. PRICE
                                            ------------------------------------
                                    Name:   Robert R. Price
                                    Title:  Senior Vice President,
                                            Chief Financial Officer

                                    U.S. STOCK TRANSFER CORP.

                                    By:     /s/  RICHARD C. BROWN
                                            ------------------------------------
                                             Authorized Officer
                                    Name:    Richard C. Brown
                                    Title:   Vice President


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